UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
         Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

          Date of Report (date of earliest event reported): July 5, 2005

                             TRIARC COMPANIES, Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                         1-2207                  38-0471180
(State or other jurisdiction     (Commission File Number)       (IRS Employer
    of incorporation)                                        Identification No.)


                280 Park Avenue
                 New York, NY                               10017
      (Address of principal executive offices)           (Zip Code)


        Registrant's telephone number, including area code: (212) 451-3000

                                 Not Applicable
       (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

     On July 5, 2005, Deerfield Triarc Capital Corp. ("Deerfield Triarc") completed the initial public offering of 25,000,000 shares of its common stock (including approximately 680,000 shares sold by certain selling shareholders of Deerfield Triarc) at a price of $16.00 per share. The offering generated gross proceeds to Deerfield Triarc of approximately $389.1 million (Deerfield Triarc did not receive any proceeds from the sale of shares by the selling shareholders) and net proceeds to Deerfield Triarc, after deducting the underwriters' discounts and commissions and estimated offering expenses, of approximately $363.7 million. The underwriters have been granted a 30-day option to purchase up to an additional 3.75 million shares of Deerfield Triarc's common stock at the $16.00 per share offering price, less underwriters' discounts and commissions, to cover over-allotments, if any.

     Deerfield Triarc's common stock is listed on the New York Stock Exchange under the symbol "DFR".

     Deerfield Triarc began operations in December 2004. Deerfield Triarc intends to qualify as a real estate investment trust (REIT) for federal income tax purposes. It invests in real estate related securities and various alternative investments, such as collateralized debt obligations, consumer asset-backed securities, senior secured and unsecured bank loans, corporate mezzanine loans, high yield corporate bonds, distressed and stressed debt securities and private equity investments. Deerfield Triarc is an externally managed REIT, with Deerfield Capital Management LLC ("Deerfield"), a
Chicago-based asset manager offering a diverse range of fixed income and credit-related strategies to institutional investors, as its manager. Triarc Companies, Inc. ("Triarc") owns an indirect majority interest in Deerfield. Deerfield had approximately $8.8 billion under management as of May 1, 2005.

     A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

     The information in this Current Report is being furnished, not filed, pursuant to Regulation FD. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report is not intended to, and does not, constitute a determination or admission that the information in this Current Report is material, or that investors should consider this information before making an investment decision with respect to any security of Triarc or Deerfield Triarc.

                                SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         TRIARC COMPANIES, INC.


                                         By: /s/STUART ROSEN
                                             -------------------------
                                             Stuart I. Rosen
                                             Senior Vice President
                                             and Associate General Counsel


Dated:   July 7, 2005